PERFORMANCE CALCULATION
                 COLONIAL MASSACHUSETTS TAX-EXEMPT FUND - CLASS C
                              FISCAL YEAR END: 1/31/98
                               INCEPTION DATE: 8/1/97

                                           SINCE INCEPTION
                                          8/1/97 TO 1/31/98

                                Standard                     Non-Standard
Initial Inv.                    $1,000.00                      $1,000.00
Amt. Invested                   $1,000.00                      $1,000.00
Initial NAV                         $8.07                          $8.07
Initial Shares                     123.916                        123.916
Shares From Dist.                    3.743                          3.743
End of Period NAV                   $8.10                          $8.10
CDSC Rate                            1.00%
Total Return                         2.40%                          3.40%
Average Annual
  Total Return                       N/A                            N/A